EXHIBIT 99.1
CSK Auto Corporation Announces First Quarter 2008 Financial Results
PHOENIX, AZ, June 13, 2008 – CSK Auto Corporation (the “Company”) (NYSE:CAO), the parent company of CSK Auto, Inc., today reported net sales of $461.1 million for its first quarter of fiscal 2008 ended May 4, 2008, a decrease of 2.5%, or $11.9 million compared to the first quarter of fiscal 2007. The decrease in net sales was primarily due to decreased same store sales, which were partially offset by sales from nine net new stores added from May 7, 2007 through May 4, 2008. Total same store sales declined by 3.1% for the quarter, comprised of a decrease of 5.1% in retail same store sales and an increase of 6.1% in commercial same store sales.
For the quarter, the Company reported net income of $5.4 million, or $0.12 per diluted common share, compared to net income of $1.7 million, or $0.04 per diluted common share, for the same period last year. Gross profit as a percentage of sales increased to 47.1% from 46.6% for the same period last year.
The Company recognized a pre-tax gain of $15.0 million in its results of operations in the first quarter of fiscal 2008. The Company recorded a pre-tax charge in the fourth quarter of fiscal 2007 for the settlement of its class action securities litigation consisting of $10.0 million in cash and $1.7 million in Company stock. The Company’s primary insurer under its directors and officers liability insurance policy will pay the entire $10.0 million cash component of the settlement, in addition to $5.0 million in related litigation and regulatory legal expenses all of which had previously been expensed.
Safe Harbor
Portions of this release may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission. The Company makes no commitment to revise or update any forward looking statement in order to reflect events or circumstances after the date any such statement is made.
About CSK Auto
CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the U.S. automotive aftermarket industry. As of May 4, 2008, the Company operated 1,345 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts and Murray’s Discount Auto Stores.
Investor Contact: Brenda Bonn — Manager, Investor Relations 602-631-7483
- Financial Tables Follow -

CSK AUTO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Thirteen Weeks Ended
	May 4,	May 6,
	2008	2007
Net sales	$461,104	$473,035
Cost of sales	243,801	252,437

Gross profit	217,303	220,598
Other costs and expenses:
Operating and administrative	205,810	199,234
Investigation, litigation and restatement costs	983	4,564
Insurance recovery	(15,000)	—
Store closing costs	785	706

Operating profit	24,725	16,094
Interest expense, net	15,445	13,322

Income before income taxes	9,280	2,772
Income tax expense	3,913	1,102

Net income	$5,367	$1,670

Earnings per common share:
Basic	$0.12	$0.04

Diluted	$0.12	$0.04

Weighted average shares outstanding:
Basic	44,032	43,951

Diluted	44,101	44,697

CSK AUTO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except share data)
(Unaudited)

	May 4,	February 3,
	2008	2008
ASSETS
Cash and cash equivalents	$19,679	$16,520
Receivables, net	36,721	37,322
Inventories, net	549,002	494,651
Deferred income taxes	44,527	50,649
Prepaid expenses and other current assets	50,434	35,842

Total current assets	700,363	634,984

Property and equipment, net	159,267	165,115
Intangibles, net	61,905	63,020
Goodwill	224,937	224,937
Deferred income taxes	17,288	15,380
Other assets, net	33,667	35,254

Total assets	$1,197,427	$1,138,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$291,225	$236,879
Accrued payroll and related expenses	59,666	57,593
Accrued expenses and other current liabilities	98,950	107,211
Current maturities of long-term debt	493,443	50,551
Current maturities of capital lease obligations	5,982	6,351

Total current liabilities	949,266	458,585

Long-term debt	16,131	452,420
Obligations under capital leases	8,469	9,866
Other liabilities	52,662	53,281

Total non-current liabilities	77,262	515,567

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 90,000,000 shares authorized, 44,035,913 and 44,030,644 shares issued and outstanding at May 4, 2008 and February 3, 2008, respectively	440	440
Additional paid-in capital	439,086	438,092
Accumulated deficit	(268,627)	(273,994)

Total stockholders’ equity	170,899	164,538

Total liabilities and stockholders’ equity	$1,197,427	$1,138,690

CSK AUTO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	May 4,	May 6,
	2008	2007
Cash flows provided by (used in) operating activities:
Net income	$5,367	$1,670
Adjustments:
Depreciation and amortization on property and equipment	9,395	9,947
Amortization of other items	1,384	1,336
Amortization of debt discount and deferred financing costs	1,782	1,319
Stock-based compensation expense	1,244	1,367
Write downs of property, equipment and other assets	447	1,398
Deferred income taxes	3,756	1,046
Changes in operating assets and liabilities:
Receivables	(229)	(2,344)
Inventories	(54,351)	(25,559)
Prepaid expenses and other current assets	(14,592)	(773)
Accounts payable	54,347	13,630
Accrued payroll, accrued expenses and other current liabilities	(6,401)	4,838
Other operating activities	189	(192)

Net cash provided by operating activities	2,338	7,683

Cash flows used in investing activities:
Capital expenditures	(4,046)	(8,858)
Other investing activities	(320)	(477)

Net cash used in investing activities	(4,366)	(9,335)

Cash flows provided by (used in) financing activities:
Borrowings under senior credit facility — line of credit	85,900	65,600
Payments under senior credit facility — line of credit	(79,400)	(57,100)
Payments under term loan facility	(864)	(873)
Payment of debt financing costs	(125)	—
Payments on capital lease obligations	(1,694)	(2,684)
Proceeds from seller financing arrangements	1,550	—
Payments on seller financing arrangements	(168)	(156)
Proceeds from exercise of stock options	40	—
Other financing activities	(52)	(44)

Net cash provided by financing activities	5,187	4,743

Net increase in cash	3,159	3,091
Cash and cash equivalents, beginning of period	16,520	20,169

Cash and cash equivalents, end of period	$19,679	$23,260

The following table provides certain financial information not derived in accordance with GAAP.  We have included calculations of these non-GAAP measures and reconciliations to the most comparable GAAP financial measures.
We believe that EBITDA is a recognized supplemental measurement tool widely used by analysts and investors to help evaluate a company’s overall operating performance, its ability to incur and service debt, and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance relative to our competitors and relative to our own performance in prior periods. We believe that it is important for investors to have the opportunity to evaluate us using the same measures. EBITDA is calculated as follows ($ in thousands):
Calculation of EBITDA:

	Thirteen weeks ended
	May 4, 2008	May 6, 2007
Income before income taxes	$9,280	$2,772
Interest expense, net	15,445	13,322
Depreciation	9,395	9,947
Amortization	1,384	1,336

EBITDA	35,504	27,377

Non-cash stock compensation expense	1,244	1,367
Investigation, litigation and restatement costs	983	4,564
Insurance recovery	(15,000)	—
Asset retirements and impairment	466	982
Non-recurring charges	2,729	—

EBITDA, as adjusted	$25,926	$34,290

EBITDA, and EBITDA as adjusted, do not represent funds available for our discretionary use and are not intended to represent or to be used as substitute for net income or cash flow from operations data as measured under GAAP. The Company’s definition of EBITDA as adjusted, is consistent with the definitions applied in our term loan facility. The items excluded from EBITDA, and EBITDA as adjusted, are significant components of our statement of operations and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA, and EBITDA as adjusted, and the associated year-to-year trends should not be considered in isolation. EBITDA, and EBITDA as adjusted, may differ in method of calculation from similarly titled measures used by other companies.